10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund
Select High Yield Bond Fund
Security
Centerpoint Energy Inc
Advisor
EIMCO
Transaction
 Date
5/1/08
Cost
"$40,000"
Offering Purchase
0.01%
Broker
Lehman Brothers
Underwriting
Syndicate
Members
Lehman
RBS Geenwich Capital
Wachovia Securities Inc
Barclays Capital

Fund
Select High Yield Bond Fund
Security
MarkWest Energy
Advisor
EIMCO
Transaction
 Date
5/28/08
Cost
"$80,000"
Offering Purchase
0.02%
Broker
JP Morgan
Underwriting
Syndicate
Members
JP Morgan
RBC Capital Markets
Wachovia

Fund
Select High Yield Bond Fund
Security
Airgas
Advisor
EIMCO
Transaction
 Date
6/5/08
Cost
"$165,000"
Offering Purchase
0.04%
Broker
Bank of America
Underwriting
Syndicate
Members
Banc of America
Barclays Capital
BB&T Capital Markets
Wachovia Securities

Fund
Select High Yield Bond Fund
Security
Lender Proc Services
Advisor
EIMCO
Transaction
 Date
6/18/08
Cost
"$155,000"
Offering Purchase
0.04%
Broker
JP Morgan
Underwriting
Syndicate
Members
Banc of America Secs
JP Morgan Securities
Wachovia Securities Inc
ING Wholesale Banking